Exhibit 10.1

AMENDMENT TO LOAN DOCUMENTS

THIS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is entered into as of March 24, 2010, by and between SILICON VALLEY BANK (“Bank” or “Silicon”) and NETLIST, INC., a Delaware corporation (“Borrower”).  Borrower’s chief executive office is located at 51 Discovery, Suite 150, Irvine, CA 92618.

RECITALS

A.                                    Bank and Borrower are parties to that certain Loan and Security Agreement with an Effective Date of October 31, 2009 (as amended, modified, supplemented or restated, the “Loan Agreement”) in effect between Bank and Borrower.

B.                                    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.                                    Borrower has requested that Bank amend the Loan Agreement to: (i) remove the BB Blocked Amount and make certain other conforming modifications in respect thereof, as set forth in Section 2.1 below;  and (ii) increase the Concentration Limit, as set forth in Section 2.2 below; all as more fully set forth herein.

D.                                    Bank has agreed to so amend the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                                      Amendments to Loan Documents.

2.1                               Removal of the BB Blocked Amount.

(a) Section 2.1.1(a) of the Loan Agreement, which currently reads as follows (italics added):

(a)                               Availability.  Subject to the terms and conditions of this Agreement and to deduction of Reserves (without duplication of the BB Blocked Amount component of the Borrowing Base), Bank shall make Advances not exceeding the Availability Amount.  Amounts borrowed hereunder may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

hereby is amended and restated in its entirety to read as follows:

(a)                                  Availability.  Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank shall make Advances not exceeding the Availability Amount.  Amounts borrowed hereunder may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

(b) The definition of “BB Blocked Amount” set forth in Section 13.1 of the Loan Agreement, which definition currently reads as follows (italics added):

“BB Blocked Amount” is defined within the definition of “Borrowing Base”.

hereby is deleted in its entirety.

(c) The definition of “Borrowing Base” set forth in Section 13.1 of the Loan Agreement, which definition currently reads as follows (italics added):

“Borrowing Base” is (a) 80% (the “A/R Advance Rate” and also an “Advance Rate”) of Eligible Accounts minus (b) the amount of One Million Dollars ($1,000,000) (the “BB Blocked Amount”), as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank may decrease any one or more of the Advance Rates in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral or Borrower.

hereby is amended and restated in its entirety to read as follows:

“Borrowing Base” is 80% (the “A/R Advance Rate” and also an “Advance Rate”) of Eligible Accounts, as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank may decrease any one or more of the Advance Rates in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral or Borrower.

2.2                               Modification of Concentration Limit.  Clause (h) of the definition of “Eligible Accounts” set forth in Section 13.1 of the Loan Agreement, which currently reads as follows (italics added):

(h)                               Accounts of Borrower owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) (such percentage, the “Concentration Limit”) of all Eligible Accounts, to the extent of amounts that exceed that percentage, unless Bank approves in writing;

hereby is amended and restated in its entirety to read as follows:

(h)                                 Accounts of Borrower owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed forty percent (40%) (such percentage, the “Concentration Limit”) of all Eligible Accounts, to the extent of amounts that exceed that percentage, unless Bank approves in writing;

3.                                      Limitation of Amendments.

3.1                               The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents (as amended by this Amendment, as applicable) are hereby ratified and confirmed and shall remain in full force and effect.

4.                                      Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1                               Immediately after giving effect to this Amendment, (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date, or except as otherwise previously disclosed in writing by Borrower to Bank), and (b) no Event of Default has occurred and is continuing;

4.2                               Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Documents, as amended by this Amendment;

4.3                               The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been otherwise amended, supplemented or restated and are and continue to be in full force and effect;

4.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, have been duly authorized;

4.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.                                      Release by Borrower and Guarantor.  Each of Borrower and Guarantor (individually and collectively, “Obligor”) hereby agree as follows:

5.1                               FOR GOOD AND VALUABLE CONSIDERATION, Obligor hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

5.2                               In furtherance of this release, Obligor expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” (Emphasis added.)

5.3                               By entering into this release, Obligor recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Obligor hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Obligor should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Obligor shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Obligor acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

5.4                               This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Obligor acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

5.5                               Obligor hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a)                                  Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Obligor regarding any fact relied upon by Obligor in entering into this Amendment.

(b)                                  Obligor has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c)                                  The terms of this Amendment are contractual and not a mere recital.

(d)                                  This Amendment has been carefully read by Obligor, the contents hereof are known and understood by Obligor, and this Amendment is signed freely, and without duress, by Obligor.

(e)                                  Obligor represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released.  Obligor shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

6.                                      Fee.  In consideration for Bank entering into this Amendment, Borrower shall pay Bank a fee in the mutually agreed amount of $2,500.00, which fee shall be earned in full and payable concurrently with the execution and delivery of this Amendment.  Such fee shall be non-refundable and in addition to all interest and other fees payable to Bank under the Loan Documents.  Bank is authorized to charge such fee to Borrower’s loan account.

7.                                      Bank Expenses.  Borrower shall pay to Bank, when due, all Bank Expenses (including reasonable attorneys’ fees and expenses), when due, incurred in connection with or pursuant to this Amendment.

8.                                      Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.                                      Effectiveness.  This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[Remainder of page intentionally left blank; signature page immediately follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		NETLIST, INC.

By:	/s/ Kurt Miklinski	By:	/s/ Gail Itow
Name: Kurt Miklinski		Name: Gail Itow
Title: Vice President		Title: Chief Financial Officer

CONSENT

The undersigned hereby expressly agrees to Section 5 of the foregoing Amendment and acknowledges that its consent to the rest of the foregoing Amendment is not required, but the undersigned nevertheless does hereby agree and consent to the entire foregoing Amendment and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties.  Nothing herein shall in any way limit any of the terms or provisions of the Guaranty, the Guarantor Security Agreement, or any other Loan Documents, executed by the undersigned, all of which are hereby ratified and affirmed.

GUARANTOR:

NETLIST TECHNOLOGY TEXAS LP, a Texas limited partnership

By:	NETLIST, INC., its general partner

	By:	/s/ Gail Itow
Name: Gail Itow
Title: Chief Financial Officer